Exhibit 10.1
Asset Purchase and Sale
Agreement
By and Between

China YouTV Corp.
and
First Light Resources Limited

April 1, 2009

The parties to this Asset Purchase and Sale Agreement (“Agreement”), effective as of April 1, 2009 (“Effective Date”), are First Light Resources Limited, an Ontario corporation (“1st Light” or the “Seller”), and China YouTV Corp., a Nevada company (“Buyer”).

RECITALS

A. Seller is an Ontario company with offices in Sarnia, Ontario.
B. Seller is a junior mineral resource exploration company, exploring and developing economically viable mineral deposits situated in well known and historically proven mining areas (the “Business”).
C. Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain assets and liabilities related to the Business listed in this Agreement.
Now, therefore, in consideration of the mutual covenants, representations, and warranties in this Agreement, the parties make the following agreement:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets. Except as set forth in Article 1.2, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, on the Closing Date, all of Seller’s right, title, and interest in and to the following assets of Seller used in the operation of the Business (the “Assets”):
(a) All customer contracts, agreements, warranties, and other customer rights or agreements, written or oral, related to the operation of the Business and all Business leases and other agreements;
(b) All lists (in written or electronic format) of past, present or potential applicants with Seller in the Business, including all files, information and computer records related thereto;
(c) All lists (in written or electronic format) of past, present or potential customers of Seller in the Business, including all files, information and computer records related thereto;

(d) if all business development information, databases, price lists and pricing records, copies of accounting records, rate records, sales literature, technical literature, information and know-how, and any other books, documents, instruments and records, in each case used in the operation of the Business;

(e) All goodwill associated with the Business;
(f) The prepaid expenses (excluding any prepaid taxes) and deposits of the Business as of the Closing Date ; and
(g) All rights in favor of Seller under non-competition or non-solicitation agreements executed in favor of Seller by any of Seller’s current or past employees, if any.

1.2 Seller shall convey title to the Assets to Buyer free and clear of all liens, security interests, and encumbrances of any kind or nature.

1.3 Risk of Loss. Seller assumes all risk of loss or damage to the Assets prior to the Closing Date. In the event that there is any material loss or damage to all or any material portion of the Assets prior to the Closing, Buyer may either terminate this Agreement pursuant to Article 10, or negotiate with Seller for a proportionate reduction in the Purchase Price to reflect the loss or damage. For the purposes of this provision, the term “material loss or damage” shall mean any loss or damage to the Assets with an aggregate cost of Fifty Thousand Dollars ($50,000).

ARTICLE 2

ASSUMPTION OF LIABILITIES

2.1 Assumption of Liabilities. As of the Closing Date, in addition to any other liabilities expressly assumed by Buyer under this Agreement, Buyer shall only assume responsibility for performing and satisfying all of the contractual obligations and other liabilities of Seller.

2.2 Excluded Liabilities. Except as expressly provided in this Agreement, including, without limitation, with respect to the Assumed Liabilities, Buyer shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not they are related to the Assets (the “Excluded Liabilities”).

ARTICLE 3

PURCHASE PRICE

3.1 Purchase Price. Subject to the terms and conditions of this Agreement, the purchase price for the Assets shall be One Hundred Fourteen Thousand US Dollars ($114,000) (“Purchase Price”). The Purchase Price shall be paid to Seller in cash or common stock of the Buyer or the combination.

ARTICLE 4

CLOSING
4.1 Time and Place of Closing. The Closing for the purchase and sale of the Assets (“Closing” or “Close”) will take place at Vancouver, British Columbia, Canada, on April 1, 2009, or at such other time and place as the parties may mutually agree (the “Closing Date”). At the Close, Seller will transfer and convey title to the Assets and the Assumed Liabilities to Buyer, and Buyer will assume the Assumed Liabilities, as provided in this Agreement.

4.2 Seller’s Closing Obligations. At the Close, Seller shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a) A duly executed bill of sale (the “Bill of Sale”), in substantially the form attached as Exhibit A and incorporated herein by reference, conveying to Buyer all of Seller’s right, title, and interest in and to the Personal Property.

(b) A duly executed assignment of all Contracts (the “Assignment of Customer Contracts, Agreements, and Arrangements”), in substantially the form attached as Exhibit B and incorporated herein by reference, pursuant to which Seller shall assign to Buyer all of its right, title, and interest in and to, and Buyer shall accept and assume all of Seller’s obligations in respect of, the Contracts and the other Assumed Liabilities.

(c) All other deeds, bills of sale, warranty deeds, assignments, endorsements, licenses, and other good and sufficient instruments and documents of conveyance and transfer as shall be necessary and effective to transfer, convey, and assign to Buyer at the Closing all of Seller’s right, title, and interest in and to the Assets, free and clear of any liens or encumbrances, other than any Permitted Liens.

4.3 Buyer’s Closing Obligations. At the Closing, Buyer shall execute (or cause to be executed), acknowledge, and deliver, as appropriate, each of the following items:

(a) The Payment provided for in Article 3.1.

(b) A duly executed Assignment of Customer Contracts, Agreements, and Arrangements, pursuant to which Seller shall assign to Buyer all of its right, title, and interest in and to, and Buyer shall accept and assume all of Seller’s obligations in respect of, the Contracts.

(c) All other instruments and documents necessary to consummate the transactions contemplated by this Agreement.

ARTICLE 5

SELLER’S REPRESENTATIONS AND WARRANTIES

5.1 Seller’s Representations and Warranties. Seller makes the following representations and warranties to Buyer, each of which is true and correct as of the Effective Date and as of the Closing Date:

(a) Each of CYTV and 1st Light is a corporation in good standing under the laws of the state of its incorporation.

(b) Seller has full legal power and authority to enter into, deliver and perform this Agreement, and this Agreement constitutes Seller’s valid and binding obligation, enforceable in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Seller is a party.

(d) There are no actions, suits, proceedings, or claims now pending, or, to the best of Seller’s knowledge, threatened against Seller or the Assets that would cause a Material Adverse Effect.

(e) Seller has good and marketable title to the Assets free and clear of all liens, charges, and encumbrances, and any contractual requirement to obtain the consent of a party to a Contract that is being assigned hereunder.

(f) To the best of Seller’s knowledge, all of the Contracts are in full force and effect, have been duly executed by the parties, and neither Seller nor any other party is in material default under any Contract, nor has Seller knowledge that any party to any of these agreements intends to cancel or terminate any of these Contracts.

(g) To the best of Seller’s knowledge, each agreement, instrument, or license with respect to the Intangible Property is in full force and effect, and neither Seller nor any other party is in material default under any such agreements.

(h) Seller is not a party to, or otherwise bound by, any collective bargaining agreement, multi-employer pension fund, or other labor union agreement with respect to any person(s) employed by Seller in connection with its operation of the Business.

(i)	Seller is in material compliance with all federal, state, and local laws and regulations with respect to the operation of the Business.

ARTICLE 6

BUYER’S REPRESENTATIONS AND WARRANTIES

6.1 Buyer’s Representations and Warranties. Buyer makes the following representations and warranties to Seller, each of which is true and correct as of the Effective Date and as of the Closing Date:

(a) Buyer is a public company, duly organized, validly existing, and in good standing under the laws of the state of its organization.

(b) Buyer has full legal power and authority to enter into, deliver and perform this Agreement and the Notes, and this Agreement and the Notes constitute the valid and binding obligations of Buyer, enforceable in accordance with their terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) There is no action, suit, proceeding, or claim pending, or, to the best of Buyer’s knowledge, threatened, against Buyer that would affect Buyer’s ability to fulfill Buyer’s obligations under this Agreement or the Notes.

(d) No other action, consent or approval on the part of Buyer is necessary to authorize Buyer’s due and valid execution, delivery and performance of this Agreement and the Notes.

(e) The execution and delivery of this Agreement and the Notes and the performance by Buyer of its obligations hereunder and there under (i) do not and will not conflict with or violate any provision of the operating agreement or similar organizational documents of Buyer, and (ii) do not and will not (a) result in a violation of, or (b) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative, arbitration or governmental body or other third party pursuant to, any law, statute, rule, regulation, judgment, decree, contract, agreement, license or instrument to which Buyer is subject or by which any of its assets are bound.

ARTICLE 7

COVENANTS

7.1 Further Assurances Prior to Closing. Seller and Buyer shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental, or appropriate to effect the transactions contemplated by this Agreement.

7.2 Notification of Changed Circumstances. At any time after the Effective Date and prior to the Closing, if either party becomes aware of any fact or circumstance that would change a representation or warranty made under this Agreement such that it would cause a Material Adverse Effect, the party with knowledge of those facts shall notify the other in writing as soon as possible after the discovery of the fact or circumstance.

7.3 Client Information Database. Buyer will have the right to copy all employee and client information related to the Business from Seller’s database.

ARTICLE 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

8.1 Buyer’s Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:
(a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b) Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(c) No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby.

(d) The Assets shall be in substantially the same condition on the Closing Date as on the Effective Date, and there shall be no material loss or damage to the Assets prior to the Closing.

(e) Seller shall have obtained the Required Consents.

(f) All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Assets that are not Permitted Liens shall be satisfied, terminated, and discharged by Seller, and evidence reasonably satisfactory to Buyer and its counsel of the satisfaction, termination, and discharge shall be delivered to Buyer.

(g) Seller shall have delivered the documents required by Article 4.2, each duly executed as indicated therein, and such other documents as Buyer or its counsel may reasonably request to evidence the transactions contemplated hereby.

8.2 Failure to Satisfy Buyer’s Conditions. Any of Buyer’s conditions precedent may be waived in whole or in part by Buyer in writing at any time on or before the Closing Date. In the event all Buyer’s conditions precedent have not been waived by Buyer or satisfied in full on or before the Closing Date, Buyer may elect to terminate this Agreement as provided in Article 10.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

9.1 Seller’s Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:
(a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b) Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

(c) No injunction or restraining order shall be in effect which forbids or enjoins the consummation of the transactions contemplated by this Agreement, no proceedings for such purpose shall be pending, and no federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby.

(d) Buyer shall have delivered (or cause to be delivered) the documents and payments required by Article 4.3, each duly executed as indicated therein (as appropriate), and such other documents as Seller or its counsel may reasonably request to evidence the transactions contemplated hereby.

9.2 Failure to Satisfy Seller’s Conditions. Any of Seller’s conditions precedent may be waived in whole or in part by Seller in writing at any time on or before the Closing Date. In the event that all of Seller’s conditions precedent have not been waived by Seller or satisfied in full on or before the Closing Date, Seller may elect to terminate this Agreement as provided in Article 10.

ARTICLE 10

TERMINATION

10.1 Termination. This Agreement may be terminated as follows:
(a) By the mutual consent of Buyer and Seller at any time prior to Closing.

(b) By Buyer at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Buyer’s obligations set forth in Article 8 has not been satisfied in full or previously waived by Buyer in writing, at or prior to Closing.

(c) By Seller at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Seller’s obligations set forth in Article 9 has not been satisfied in full or previously waived by Seller in writing, at or prior to Closing.

10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 10 prior to the Closing, this Agreement shall become void and have no effect, without any liability on the part of any of the parties.

10.3 Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive of any other legal or equitable remedy otherwise available to any party.

10.4 Effectiveness of Confidentiality Agreement. In the event of a Termination, the Confidentiality Agreement in connection with this transaction shall remain in force.

ARTICLE 11

GENERAL PROVISIONS

11.1 Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

11.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the permitted successors and permitted assigns of the parties.

11.3 Entire Agreement. This Agreement (including the Exhibits attached hereto) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements, oral and written, between the parties hereto with respect to the subject matter of this Agreement.

11.4 Modification and Waiver. This Agreement may not be amended, modified, or supplemented except by written agreement signed by the party against which the enforcement of the amendment, modification, or supplement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

11.5 Attorney Fees. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

11.6 Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall pay their own fees and expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

11.7 Notices. All notices, requests, demands, and other communications required by this Agreement shall be in writing and shall be (a) delivered in person, (b) mailed by first class registered or certified mail, (c) sent by a nationally recognized overnight courier for next business day delivery or (d) delivered by facsimile transmission, as follows, or to such other address as a party may designate to the other in writing:

(i) If to Seller:	First Light Resources Inc. 2323 Passingham Dr Sarnia, Ont. N7T7H4
(ii) If to Buyer:	China YouTV Corp. 8/F, MeiLinDaSha, Ji2, GongTi Road, East, Beijing, China

If delivered personally or by courier, the date on which the notice, request, instruction, or document is delivered shall be the date on which the delivery is made, and if delivered by facsimile transmission or mail as aforesaid, the date on which the notice, request, instruction, or document is received shall be the date of delivery.

11.8 Headings. All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.

11.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

11.10 Time of Essence. Time shall be of the essence with respect to the obligations of the parties to this Agreement.

11.11 Governing Law. This Agreement shall be governed by and construed under the laws of the State of British Columbia.

11.12 Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal, or unenforceable, all other provisions of the Agreement that are not affected by the invalidity, illegality, or unenforceability will remain in full force and effect.
In witness whereof, the duly authorized representatives of the parties hereto executed this Agreement as of the Effective Date.

China YouTV Corp., a Nevada corporation

/s/ Jie Wang
Jie Wang Chief Executive Officer

First Light Resources Inc., an Ontario corporation

/s/ Ken Percival
Ken Percival Chief Executive Officer

LIST OF EXHIBITS
Exhibit A — Bill of Sale
Exhibit B — Assignment of Customer Contracts, Agreements, and Arrangements

Exhibit A

BILL OF SALE

This Bill of Sale is (“Bill of Sale”) is made and entered into by and between First Light Resources Inc., an Ontario corporation (“1st Light”), and China YouTV Corp., a Nevada company, (“Buyer”).

RECITALS

A. 1st Light and Buyer have entered into an Asset Purchase and Sale Agreement, dated as of April 1, 2009 (the “Agreement”), pursuant to which Seller is selling to Buyer the Assets.

B. Pursuant to the terms of the Agreement, Seller desires to convey, remise, release, and quitclaim to Buyer, all of Seller’s right, title, and interest in and to the Personal Property.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 1st Light and Buyer hereby agree as follows:

1. Defined Terms. Unless otherwise defined in this Bill of Sale, all capitalized terms shall have the meanings given to them in the Agreement.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding on, successors and assigns of the parties.

3. Counterparts and Facsimile Signatures. This Assignment may be executed in any number of counterparts and by facsimile signature, each of which shall be deemed an original. The counterparts shall together constitute only one agreement.

4. Conflicts. This Assignment is made subject to the terms and conditions of the Agreement. In the event of a conflict between the provisions of this Assignment and the provisions of the Agreement, the provisions of the Agreement shall prevail. Whereof, the parties have executed this Bill of Sale as of date first set forth above.

China YouTV Corp., a Nevada corporation

/s/ Jie Wang
JI Jie Wang Chief Executive Officer

First Light Resources Inc., an Ontario corporation

/s/ Ken Percival
Ken Percival Chief Executive Officer

Exhibit B

ASSIGNMENT OF CUSTOMER CONTRACTS, AGREEMENTS, AND ARRANGEMENTS

This Assignment of Customer Contracts, Agreements, and Arrangements (this “Assignment”) is made and entered into by and between First Light Resources Inc., an Ontario corporation, and China YouTV Corp., a Nevada company, (“Assignee”).

RECITALS

A. Assignor and Assignee have entered into an Asset Purchase and Sale Agreement, dated as of April 1, 2009 (the “Agreement”), pursuant to which Assignor is selling to Assignee the Assets.

B. Assignor is a party to certain Contracts.

C. Pursuant to the terms of the Agreement, Assignor desires to assign Assignor’s rights, title, and interest in and to the Contracts to Assignee, and Assignee desires to accept the assignment and assume all of the obligations associated with the Contracts.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Defined Terms. Unless otherwise defined in this Assignment, all capitalized terms shall have the meanings given to them in the Agreement.

2. Assignment of Contracts. Assignor hereby conveys, contributes, assigns, sets over and transfers to Assignee all of Assignor’s right, title, and interest in and to the Contracts, subject to, in the case of any Contract that requires consent to assignment, the receipt of the required consent.

3. Acceptance of Assignment and Obligations. Assignee hereby assumes and agrees to pay, perform and discharge if, as and when due in accordance with the terms thereof the Contracts.

4. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding on, successors and assigns of the parties.

5. Counterparts and Facsimile Signatures. This Assignment may be executed in any number of counterparts and by facsimile signature, each of which shall be deemed an original. The counterparts shall together constitute only one agreement.

6. Conflicts. This Assignment is made subject to the terms and conditions of the Agreement. In the event of a conflict between the provisions of this Assignment and the provisions of the Agreement, the provisions of the Agreement shall prevail.

7. Governing Law. This Assignment shall be governed by and construed under the laws of the State of British Columbia.

In witness whereof, the parties have executed this Assignment as of the date first set forth above.

China YouTV Corp., a Nevada corporation

/s/ Jie Wang
Jie Wang Chief Executive Officer

First Light Resources Inc., an Ontario corporation

/s/ Ken Percival
Ken Percival Chief Executive Officer